Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE SECOND QUARTER 2016

MIAMI, FLORIDA, August 15, 2016 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (NASDAQ: SBSA) today reported financial results for the three- and six-months ended June 30, 2016.

Financial Highlights

(in thousands)	Three-Months Ended June 30,		%	Six-Months Ended June 30,		%
	2016	2015	Change	2016	2015	Change
Net revenue:
Radio	$31,429	$34,492	(9)%	$59,954	$63,719	(6)%
Television	3,831	3,608	6%	6,919	6,523	6%
Consolidated	$35,260	$38,100	(7)%	$66,873	$70,242	(5)%
OIBDA, a non-GAAP measure*:
Radio	$13,990	$12,844	9%	$23,007	$23,024	(0)%
Television	706	975	(28)%	(315)	11	N/A
Corporate	(2,549)	(2,424)	5%	(5,542)	(4,572)	21%
Consolidated	$12,147	$11,395	7%	$17,150	$18,463	(7)%

* Please refer to the Non-GAAP Financial Measures section for a definition of OIBDA and a reconciliation from OIBDA to the most directly comparable GAAP financial measure.

Discussion and Results

“We further advanced our multi-platform strategy during the second quarter including building our total audience share,” commented Raúl Alarcón, Chairman and CEO. “Our digital and mobile offerings continue to expand their user base while our radio stations remain well positioned across the nation’s top markets. Moving forward, our focus remains centered on leveraging our industry leading content and continuing to connect advertisers with highly engaged Latino audiences on air, online, and via mobile.”

Quarter End Results

For the quarter-ended June 30, 2016, consolidated net revenues totaled $35.3 million compared to $38.1 million for the same prior year period, resulting in a decrease of $2.8 million or 7%.  Our radio segment net revenues decreased $3.1 million or 9%, due to decreases in special events, network and national revenue, which were partially offset by an increase in local sales.  Our local sales increased in our Los Angeles, New York, Puerto Rico, and San Francisco markets, while our national sales decreased in our Chicago, San Francisco, Miami and New York markets.  Our special events revenue decreased in our New York, Miami, Los Angeles, and Puerto Rico markets due to a decrease in scheduled events.  Our television segment net revenues increased $0.2 million or 6%, due to the increases in local, national, and barter sales.

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Consolidated OIBDA, a non-GAAP measure, totaled $12.1 million compared to $11.4 million for the same prior year period, representing an increase of $0.8 million or 7%. Our radio segment OIBDA increased $1.1 million or 9%, primarily due to a decrease in operating expenses of $4.2 million, partially offset by the decrease in net revenues of $3.1 million.  Radio station operating expenses decreased mainly due to decreases in personnel compensation and benefits, programming bonuses, special events, commissions, and facilities expenses.  Our television segment OIBDA decreased $0.3 million, due to the increase in operating expenses of $0.5 million offset by the increase in net revenues of $0.2 million.  Television station operating expenses increased primarily due to increases in bad debt and barter expenses offset by reductions of acquired and originally produced programming costs.  Our corporate expenses increased $0.1 million or 5%, mostly due to an increase in compensation and benefits, and stock-based compensation offset by a decrease in professional fees.

Operating income totaled $11.0 million compared to $10.4 million for the same prior year period, representing an increase of $0.6 million or 6%.  This increase in operating income was primarily due to decreases in operating expenses, which were partially offset by a decrease in net revenues and an increase in corporate expenses.

Six-Months Ended Results

For the six-months ended June 30, 2016, consolidated net revenues totaled $66.9 million compared to $70.2 million for the same prior year period, resulting in a decrease of $3.4 million or 5%.  Our radio segment net revenues decreased $3.8 million or 6%, due to decreases in special events and network revenue, which were partially offset by an increase in local and national sales.  Our local sales increased in our New York, Los Angeles, Miami and San Francisco markets, while our national sales increased in our Los Angeles, New York, and Puerto Rico markets.  Our special events revenue decreased in our Puerto Rico, New York, Miami, and Los Angeles markets due to a decrease in scheduled events.  Our television segment net revenues increased $0.4 million or 6%, due to the increases in local, national, and barter sales.

Consolidated OIBDA, a non-GAAP measure, totaled $17.1 million compared to $18.5 million for the same prior year period, representing a decrease of $1.3 million or 7%.  Our radio segment OIBDA remained flat at $23.0 million due to offsetting decreases in net revenues and operating expenses.  Radio station operating expenses decreased mainly due to special events, commissions, personnel compensation and benefits, and bonus expenses, which were offset by increases in professional fees, transmission facility related taxes, and the acquisition of digital programming content. Our television segment OIBDA decreased $0.3 million, due to the increase in station operating expenses of $0.7 million, which were partially offset by the increase in net revenues of $0.4 million.  Television station operating expenses increased primarily due to increases in bad debt, commissions, rating services, and barter expenses offset by reductions of acquired and originally produced programming costs.  Our corporate expenses increased by $1.0 million or 21%, mostly due to an increase in compensation and benefits, and stock-based compensation offset by a decrease in professional fees.

Operating income totaled $14.8 million compared to $16.2 million for the same prior year period, representing a decrease of $1.4 million or 9%.  This decrease in operating income was primarily due to the decreases in net revenue and increases in corporate expenses that were partially offset by decreases in operating expenses.

Second Quarter 2016 Conference Call

We will host a conference call to discuss our second quarter 2016 financial results on Wednesday, August 17, 2016 at 11:00 a.m. Eastern Time.  To access the teleconference, please dial 412-317-5441 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Wednesday, August 31, 2016, which can be accessed by dialing 877-344-7529 (U.S.) or 412-317-0088 (Int’l), passcode: 10091164.

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at www.spanishbroadcasting.com/webcasts.shtml. A seven day archived replay of the webcast will also be available at that link.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. owns and operates 17 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Spanish Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Latin Rhythmic format genres. SBS also operates AIRE Radio Networks, a national radio platform which creates, distributes and markets leading Spanish-language radio programming to over 100 affiliated stations reaching 90% of the U.S. Hispanic audience.  SBS also owns MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and owns multiple bilingual websites, including

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www.LaMusica.com, an online destination and mobile app providing content related to Latin music, entertainment, news and culture. For more information, visit us online at www.spanishbroadcasting.com.

This press release contains certain forward-looking statements.  These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations.  Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology.  Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission.  All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media
Joseph A. Garcia	Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
(305) 441-6901	(212) 986-6667

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Below are the Unaudited Condensed Consolidated Statements of Operations for the three- and six-months ended June 30, 2016 and 2015.

	Three-Months Ended June 30,		Six-Months Ended June 30,
Amounts in thousands, except per share amounts	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Net revenue	$35,260	$38,100	$66,873	$70,242
Station operating expenses	20,564	24,281	44,181	47,207
Corporate expenses	2,549	2,424	5,542	4,572
Depreciation and amortization	1,165	1,183	2,415	2,470
(Gain) loss on the disposal of assets, net	0	(72)	(3)	(78)
Impairment charges and restructuring costs	(26)	(137)	(26)	(137)
Operating income	11,008	10,421	14,764	16,208
Interest expense, net	(10,053)	(9,995)	(20,089)	(19,928)
Dividends on Series B preferred stock classified as interest expense	(2,434)	(2,434)	(4,867)	(4,867)
Loss before income taxes	(1,479)	(2,008)	(10,192)	(8,587)
Income tax expense (benefit)	2,300	1,577	4,903	3,613
Net loss	(3,779)	(3,585)	(15,095)	(12,200)
Net loss per common share:
Basic & Diluted	$(0.52)	$(0.49)	$(2.08)	$(1.68)
Weighted average common shares outstanding:
Basic & Diluted	7,267	7,267	7,267	7,267

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Non-GAAP Financial Measures

Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs (“OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States.  However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions.  This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations.  However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile OIBDA to operating income (loss) for each segment and consolidated operating income (loss), which is the most directly comparable GAAP financial measure.

	For the Three-Months Ended June 30, 2016
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$12,147	13,990	706	(2,549)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,165	475	584	106
(Gain) loss on the disposal of assets, net	-	—	—	—
Impairment charges and restructuring costs	(26)	—	—	(26)
Operating Income (Loss)	$11,008	13,515	122	(2,629)

	For the Three-Months Ended June 30, 2015
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$11,395	12,844	975	(2,424)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,183	424	663	96
(Gain) loss on the disposal of assets, net	(72)	(62)	1	(11)
Impairment charges and restructuring costs	(137)	—	—	(137)
Operating Income (Loss)	$10,421	12,482	311	(2,372)

	For the Six-Months Ended June 30, 2016
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$17,150	23,007	(315)	(5,542)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	2,415	963	1,247	205
(Gain) loss on the disposal of assets, net	(3)	(3)	—	—
Impairment charges and restructuring costs	(26)	—	—	(26)
Operating Income (Loss)	$14,764	22,047	(1,562)	(5,721)

	For the Six-Months Ended June 30, 2015
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$18,463	23,024	11	(4,572)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	2,470	931	1,347	192
(Gain) loss on the disposal of assets, net	(78)	(68)	1	(11)
Impairment charges and restructuring costs	(137)	—	—	(137)
Operating Income (Loss)	$16,208	22,161	(1,337)	(4,616)

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Non-GAAP Reporting Requirement under our Senior Secured Notes Indenture

Under our Senior Secured Notes Indenture, we are to provide our Senior Secured Noteholders a statement of our “Station Operating Income for the Television Segment,” as defined by the Indenture, for the twelve-month period ended June 30, 2016 and 2015, and a reconciliation of “Station Operating Income for the Television Segment” to the most directly comparable financial measure calculated in accordance with GAAP.  In addition, we are to provide our “Secured Leverage Ratio,” as defined by the Indenture, as of June 30, 2016.

Included below is the table that reconciles “Station Operating Income for the Television Segment” to the most directly comparable GAAP financial measure. Also included is our “Secured Leverage Ratio” as of June 30, 2016.

	Twelve-Months Ended	Quarters Ended
	June 30,	June 30,	March 31,	December 31,	September 30,
(Unaudited and in thousands)	2016	2016	2016	2015	2015
Station Operating Income for the Television Segment, as defined by the Indenture	$316	885	(726)	679	(522)
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	2,520	584	663	643	630
Non-cash barter (income) expense	776	177	285	132	182
Other	121	2	10	44	65
GAAP Operating Loss for the Television Segment	$(3,101)	122	(1,684)	(140)	(1,399)

	Twelve-Months Ended	Quarters Ended
	Ended June 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Station Operating Income for the Television Segment, as defined by the Indenture	$416	983	(873)	983	(677)
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	2,713	663	684	682	684
Non-cash barter (income) expense	48	(24)	82	(5)	(5)
Other	97	33	9	13	42
GAAP Operating Loss for the Television Segment	$(2,442)	311	(1,648)	293	(1,398)

As of June 30, 2016
Secured Leverage Ratio, as defined by the Indenture	7.1

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Unaudited Segment Data

We have two reportable segments: radio and television.  The following summary table presents separate financial data for each of our operating segments:

	Three-Months Ended June 30,		Six-Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)		(In thousands)
Net revenue:
Radio	$31,429	$34,492	$59,954	$63,719
Television	3,831	3,608	6,919	6,523
Consolidated	$35,260	$38,100	$66,873	$70,242
Engineering and programming expenses:
Radio	$6,112	$6,163	$12,144	$11,562
Television	1,474	1,777	3,604	4,042
Consolidated	$7,586	$7,940	$15,748	$15,604
Selling, general and administrative expenses:
Radio	$11,327	$15,485	$24,803	$29,133
Television	1,651	856	3,630	2,470
Consolidated	$12,978	$16,341	$28,433	$31,603
Corporate expenses:	$2,549	$2,424	$5,542	$4,572
Depreciation and amortization:
Radio	$475	$424	$963	$931
Television	584	663	1,247	1,347
Corporate	106	96	205	192
Consolidated	$1,165	$1,183	$2,415	$2,470
(Gain) loss on the disposal of assets, net:
Radio	$—	$(62)	$(3)	$(68)
Television	—	1	—	1
Corporate	—	(11)	—	(11)
Consolidated	$—	$(72)	$(3)	$(78)
Impairment charges and restructuring costs:
Radio	$—	$—	$—	$—
Television	—	—	—	—
Corporate	(26)	(137)	(26)	(137)
Consolidated	$(26)	$(137)	$(26)	$(137)
Operating income (loss):
Radio	$13,515	$12,482	$22,047	$22,161
Television	122	311	(1,562)	(1,337)
Corporate	(2,629)	(2,372)	(5,721)	(4,616)
Consolidated	$11,008	$10,421	$14,764	$16,208

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Selected Unaudited Balance Sheet Information and Other Data:

As of
(Amounts in thousands)	June 30, 2016
Cash and cash equivalents	$16,540
Total assets	$442,568
12.5% Senior Secured Notes due 2017, net	$270,509
Other debt	4,769
Total debt	$275,278
Series B preferred stock	$90,549
Accrued Series B preferred stock dividends payable	60,431
Total	$150,980
Total stockholders' deficit	$(113,084)
Total capitalization	$313,174

	For the Six-Months Ended June 30,
	2016	2015
Capital expenditures	$1,752	$724
Cash paid for income taxes	$105	$199